                                                                    EXHIBIT 99.3





                                LMC AGREEMENT



                                    AMONG


                              TIME WARNER INC.,


                         LIBERTY MEDIA CORPORATION,

                         and certain subsidiaries of
                          Liberty Media Corporation


                       Dated as of September 22, 1995

                              TABLE OF CONTENTS

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                                                        ARTICLE I

                                                       DEFINITIONS

         SECTION 1.1      Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         SECTION 1.2      Terms Generally . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

                                                        ARTICLE II

                                           COVENANTS WITH RESPECT TO THE MERGER

         SECTION 2.1      Agreement to Vote; Related Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         SECTION 2.2      Reasonable Efforts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         SECTION 2.3      Agreement to Abandon  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         SECTION 2.4      Closing Deliveries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         SECTION 2.5      Dissenters' Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

                                                       ARTICLE III

                                              REPRESENTATIONS AND WARRANTIES

         SECTION 3.1      Representations and Warranties of LMC Parent and the Shareholders . . . . . . . . . . . . .  13
         SECTION 3.2      Representations and Warranties of TW Parent . . . . . . . . . . . . . . . . . . . . . . . .  15

                                                        ARTICLE IV

                                              CERTAIN POST-CLOSING COVENANTS

         SECTION 4.1      Voting Trust; Share Exchange  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         SECTION 4.2      No Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         SECTION 4.3      Certain Post-Closing Compensation Obligations . . . . . . . . . . . . . . . . . . . . . . .  20

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                               TABLE OF CONTENTS
                                  (continued)

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                                                        ARTICLE V

                                                      MISCELLANEOUS

         SECTION 5.1      Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         SECTION 5.2      Specific Performance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         SECTION 5.3      Amendments; Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         SECTION 5.4      Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         SECTION 5.5      Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         SECTION 5.6      Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         SECTION 5.7      Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         SECTION 5.8      Counterparts; Effectiveness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         SECTION 5.9      Descriptive Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         SECTION 5.10     Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         SECTION 5.11     Attorney's Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25


                                                  EXHIBITS AND SCHEDULES

EXHIBIT A        Terms of Non-Voting Exchange Preferred Stock
EXHIBIT B        Form of First Refusal Agreement
EXHIBIT C        Terms of Voting Exchange Preferred Stock
EXHIBIT D        Form of Option Agreement
EXHIBIT E        Program Service Agreement
EXHIBIT F        Form of LMC Registration Rights Agreement
EXHIBIT G        Form of Rights Amendment
EXHIBIT H        Form of SportSouth Agreement
EXHIBIT I        Form of Sunshine Agreement
EXHIBIT J        Form of Voting Trust Agreement

Schedule I                Schedule of Shareholder Shares
Schedule 3.1              Litigation
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                                      -ii-

                                        LMC AGREEMENT, dated as of September
                                        22, 1995, among TIME WARNER INC., a
                                        Delaware corporation ("TW Parent"),
                                        LIBERTY MEDIA CORPORATION, a Delaware
                                        corporation ("LMC Parent"), TCI TURNER
                                        PREFERRED, INC., a Colorado
                                        corporation ("LMC Sub") and certain
                                        other subsidiaries of LMC Parent listed
                                        with LMC Sub under "Subsidiaries of
                                        LMC Parent" on the signature pages
                                        hereto (LMC Sub and such subsidiaries
                                        collectively, the "Shareholders").


                 Concurrently with the execution and delivery of this Agreement, TW Parent, Time Warner Acquisition Corp. ("Merger Sub"), a Delaware corporation and a wholly owned subsidiary of TW Parent, and Turner Broadcasting System, Inc. (the "Company"), a Georgia corporation, are entering into an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"). The Merger (as defined in the Merger Agreement) is subject to certain conditions, including the approval of the Merger and the approval and adoption of the Merger Agreement: by the holders of a majority of the outstanding shares of Class C Convertible Preferred Stock, par value $.125 per share, of the Company (the "Class C Preferred Stock"), voting as a separate class; by the holders of a majority of the voting power of the outstanding shares of Class A Common Stock, par value $.0625 per share, of the Company (the "Class A Common Stock"), and Class B Common Stock, par value $.0625 per share, of the Company (the "Class B Common Stock"; together with the Class A Common Stock, the "Common Stock"), voting as a single class; and by the holders of a majority of the voting power of the outstanding shares of Common Stock and Class C Preferred Stock, voting as a single class. The term "Merger Agreement" as used herein includes the Merger Agreement as the same may be amended pursuant to, and solely in the respects contemplated by, Section 1.01 of the Merger Agreement as in effect on the date hereof and, in the event the Merger Agreement is amended pursuant to the last sentence of said Section, the term "TW Parent" shall, if applicable, mean the newly formed corporation that will become the sole stockholder of TW Parent and the Company.

                 Each Shareholder is the record and beneficial owner of the number of shares of Class A Common Stock, Class B Common Stock and Class C Preferred Stock, set forth opposite such Shareholder's name on Schedule I hereto (such shares of Class A Common Stock, Class B Common Stock and Class C Preferred Stock, together with any shares of capital stock of the Company acquired by such Shareholder after the date hereof and prior to the Effective Time of the Merger (as defined in the Merger Agreement) being collectively referred to herein as the "Shareholder Shares").

                 NOW, THEREFORE, the parties agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

                 SECTION 1.1 Definitions. Capitalized terms used but not defined herein and the term "subsidiary" shall have the meanings assigned to such terms in the Merger Agreement. In this Agreement:

                 "Action" shall mean any of (i) the direct or indirect acquisition (through purchase, exchange, merger or consolidation, exercise of rights or otherwise) by TW Parent or any Controlled Affiliate of TW Parent of any assets, securities or business; (ii) any merger or consolidation of TW Parent with or into any other person; (iii) the commencement by TW Parent or any of its Controlled Affiliates of any new business; (iv) any investment by TW Parent or any Controlled Affiliate of TW Parent in any other person; and (v) the sale or issuance by TW Parent or any Controlled Affiliate of TW Parent of TW Securities to any person or the repurchase, redemption or other acquisition by TW Parent or any Controlled Affiliate of TW Parent of any TW Securities; excluding, in all of the cases, any of the foregoing actions that TW Parent or any Controlled Affiliate of TW Parent is required to take pursuant to, or that is expressly contemplated by, this Agreement, the Merger Agreement, any Additional Agreement or any other agreement expressly contemplated by this Agreement, the Merger Agreement or any Additional Agreement.

                 "Additional Agreements" shall mean the Voting Trust, the Registration Rights Agreement, the First Refusal Agreement, the Option Agreement, the Program Service Agreement, the Rights Amendment, the TW/LMC Letter Agreement, the SportSouth Agreement and the Sunshine Agreement.

                 "Adjustment Amount", with respect to the disposition of any TW Securities as to which TW Parent is obligated to pay an Adjustment Amount to a Liberty Party, means an amount equal to the Nominal Tax Amount divided by the Gross-up Factor. For purposes of this definition, the "Nominal Tax Amount" means an amount equal to the product of (i) the gain or income recognized for Federal income tax purposes from the disposition of such TW Securities and (ii) the Blended Rate, and the "Gross-up Factor" is equal to 1 minus the Blended Rate.

                 "Affiliate", when used with respect to a specified person, means any other person which directly or indirectly Controls, is under common Control with or is Controlled by such first person. The term "affiliated" (whether or not capitalized) shall have a correlative meaning. For purposes of this Agreement, no Liberty Party shall be deemed to be an Affiliate of TW Parent or any of its subsidiaries and neither TW Parent nor any of its Affiliates shall be deemed to be an Affiliate of any Liberty Party. Prior to the Effective Time of the Merger, neither TW Parent nor any of its Affiliates nor TCI, LMC Parent or any of their respective Affiliates shall be deemed to be an Affiliate of the Company or any of its subsidiaries.

                 "Blended Rate", as to any Liberty Party for any relevant taxable year, means the tax rate that is the highest combined corporate Federal, state and local marginal capital gain rate (determined by taking into account any deduction for net capital gain) applicable to gain or income upon dispositions of TW Securities beneficially owned by such Liberty Party during such taxable year as contemplated by Section 4.3, provided, however, that if the tax liability of the Liberty Party (or of the consolidated group of which such Liberty Party is a member for tax purposes) with respect to such income or gain for such taxable year is not determined under Section 1201 of the Internal Revenue Code of 1986, as amended (or any successor Section), such tax rate shall be the highest combined regular corporate Federal, state and local ordinary income tax rate applicable to such Liberty Party (or such consolidated group) for such taxable year. Such tax rate shall be determined taking into account such Liberty Party's (or its consolidated group's) relevant state and local apportionment factors with respect to such gain or income, the deductibility of state and local taxes for Federal income tax purposes (and the deductibility of taxes imposed by any taxing jurisdiction for purposes of computing the tax liability to any other taxing jurisdiction), the dividends received deduction (where such gain or income is eligible for such deduction) and any other relevant considerations.

                 "Change in Control Event" shall mean any of the following events: (i) any person becoming an Acquiring Person (as defined in the Rights Agreement as in effect on the date hereof as if amended in accordance with the Rights Amendment), including any person that would otherwise be excluded from the definition of Acquiring Person in the Rights Agreement by virtue of the acquisition of shares pursuant to a Qualifying Offer (as defined in the Rights Agreement as in effect on the date hereof, as if amended in accordance with the Rights Amendment) and regardless of whether the Rights Agreement continues to be in effect or is so amended, or (ii) TW Parent's entering into any agreement (other than the Merger Agreement or any amendment thereto) providing for any merger or consolidation of TW Parent into any other person, a binding share exchange, or a merger of TW Parent with any other person in which the shares of capital stock of TW Parent are exchanged for or converted into the right to receive anything other than common stock, par value $1.00 per share, of TW Parent.

                 "Communications Laws" shall mean the Communications Act of 1934 (as amended and supplemented from time to time and any successor statute or statutes regulating tele-communications companies) and the rules and regulations (and interpretations thereof and determinations with respect thereto) promulgated, issued or adopted from time to time by the FCC. All references herein to the Communications Laws shall include as of any relevant date in question the Communications Laws as then in effect (including any Communications Law or part thereof the effectiveness of which is then stayed) and as then formally proposed by the FCC by publication in the Federal Register or promulgated with a delayed effective date.

                 "Company Letter" shall mean the letter dated the date hereof from the Company to TW Parent and LMC Parent.

                 "Contract" shall mean any agreement, contract, commitment, indenture, lease, license, instrument, note, bond, security, undertaking, promise, covenant, or legally binding arrangement or understanding.

                 "Control", as to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person (whether through ownership of securities, partnership interests or other ownership interests, by contract, by participation or involvement in the board of directors, management committee or other management structure of such person, or otherwise). The terms "Controlled," "Controlling" and similar variations shall have correlative meanings.

                 "Controlled Affiliate" of any specified person shall mean an Affiliate of such specified person that is Controlled by such specified person and is not Controlled by another person (other than another Controlled Affiliate of the specified person), except that as used in the definition of "Action" in this Section 1.1, the term "Controlled Affiliate" shall include an Affiliate of the specified person that is also Controlled by another person if the specified person has the power (by contract, ownership of voting securities or otherwise) to cause such Affiliate to refrain from taking the Action in question.

                 "Covered TW Securities" shall mean (i) (A) if the Merger is consummated, the shares of TW Parent Common Stock beneficially owned by LMC Parent immediately following the consummation of the Merger as a result of the conversion in the Merger of the shares of Company Capital Stock beneficially owned by LMC Parent on the date hereof, (B) if the Contribution Election (as defined in the Elective Merger Agreement) is made and LMC Sub makes the contribution of its assets described therein, the shares of TW Parent Common Stock received by LMC Sub in connection with such contribution, determined in accordance with the Elective Merger Agreement assuming that the shares of Company Capital Stock so contributed by LMC Sub or owned by the subsidiaries of LMC Sub so contributed did not include any shares of Company Capital Stock not beneficially owned by LMC Parent on the date hereof, or (C) if the Elective Merger is consummated, the shares of TW Parent Common Stock received by LMC Parent or its designee in connection with the consummation of the Elective Merger (determined in accordance with the Elective Merger Agreement assuming that the shares of Company Capital Stock owned by LMC Sub and its subsidiaries immediately prior to the consummation of the Elective Merger did not include any shares of Company Capital Stock not beneficially owned by LMC Parent on the date hereof), plus, if the Merger is thereafter consummated, such additional number of shares of TW Parent Common Stock, if any, issuable to LMC Parent or its designee pursuant to Section 3.3 of the Elective Merger Agreement, (ii) the shares of Voting Exchange Preferred Stock issued pursuant to the Option Agreement and (iii) all shares of Voting Exchange Preferred Stock and Non-Voting Exchange Preferred Stock for which the shares of TW Parent Common Stock and Voting Exchange Preferred Stock referred to in clauses (i) and (ii) above and this clause (iii) may be exchanged pursuant to Section 4.1, in each case as such shares may have been changed after issuance thereof. The number of Covered TW Securities shall be appropriately adjusted from time to time to take into account the occurrence of any stock dividends, splits, reverse splits, combinations and the like.

                 "Elective Merger" shall mean the merger of LMC Sub into TW Parent or, at the election of TW Parent, into a wholly owned subsidiary of TW Parent contemplated by the Elective Merger Agreement.

                 "Elective Merger Agreement" shall mean that certain Agreement and Plan of Merger, to be dated as of the date hereof, among TW Parent, LMC Parent and LMC Sub, as contemplated by the TW/LMC Letter Agreement.

                 "FCC" shall mean the Federal Communications Commission and any successor agency or other agency charged with the administration of any Communications Law.

                 "First Refusal Agreement" shall mean that certain Stockholders Agreement substantially in the form of Exhibit B hereto to be entered into by TW Parent, the Shareholders and certain other shareholders of the Company at or prior to the Closing.

                 "Horizontal Rule" shall mean the rule promulgated by the FCC that is set forth at 47 C.F.R. 76.503 on the date hereof.

                 "Judgment" shall mean any order, judgment, writ, decree, injunction, award or other determination, decision or ruling of any court, any other Governmental Entity or any arbitrator.

                 "Liberty Party" shall mean LMC Parent and each Affiliate of LMC Parent that is controlled by LMC Parent from time to time and, for so long as LMC Parent is an Affiliate of TCI that is controlled by TCI, shall also mean TCI and each Affiliate of TCI that is controlled by TCI.

                 "Non-Voting Exchange Preferred Stock" shall mean the Series J Non-Voting Participating Convertible Preferred Stock of TW Parent, having the terms set forth on Exhibit A hereto.

                 "Option Agreement" shall mean that certain Option Agreement substantially in the form of Exhibit D hereto to be entered into by TW Parent and LMC Parent at or prior to the Closing.

                 "Option Consideration" shall mean the shares of Voting Exchange Preferred Stock to be issued and delivered by TW Parent pursuant to the Option Agreement.

                 "person" shall have the meaning ascribed to such term in the Merger Agreement and shall include any Governmental Entity.

                 "Prohibited Effect" shall mean the effect or consequence (in each case either immediately or following any notice, demand, hearing, proceeding, determination or other action by any Governmental Entity) (a) of making the continued ownership by the Liberty Parties or any of them of any TW Securities then owned by the Liberty Parties or any of them illegal under any Specified Law or (b) of imposing or resulting in the imposition under any Specified Law on the Liberty Parties or any of them of damages or penalties by reason of or as a result of such continued ownership or (c) of requiring the divestiture of, or resulting in the requirement to divest, any of such TW Securities by any Liberty Party under any Specified Law, or (d) of requiring, or resulting in the requirement, under any Specified Law that any Liberty Party discontinue any business or divest of any business or assets or that any license that such Liberty Party holds or is required to hold under the Communications Laws be modified in any significant respect or not be renewed as a result of such continued ownership.

                 "Program Service Agreement" shall mean the letter agreement, dated September 15, 1995 between Satellite Services, Inc. ("SSI") and the Company with respect to the provision of certain program services to SSI, a copy of which is annexed as Exhibit E hereto.

                 "Registration Rights Agreement" shall mean the LMC Registration Rights Agreement substantially in the form of Exhibit F hereto to be entered into by TW Parent, LMC Parent and the Shareholders at or prior to the Closing.

                 "Requirement of Law", when used with respect to any person, shall mean any law, statute, code, rule, regulation or Judgment, and any interpretation of or determination with respect to any of the foregoing, of any court or other Governmental Entity applicable to or binding upon such person, or to which such person, any of its assets or any business conducted by it is subject, whether now existing or at any time hereafter enacted, promulgated, issued, entered or otherwise becoming effective.

                 "Restriction Period" shall mean the period of time commencing on the date any Covered TW Securities are first issued and continuing until the first time that the ownership or deemed ownership by the Liberty Parties of the TW Parent Common Stock and other voting securities of TW Parent then owned by the Liberty Parties (assuming conversion in full of all Non-Voting Exchange Preferred Stock) would, unless the exercise by the Liberty Parties of the rights of a holder of TW Common Stock or other voting securities of TW Parent were restricted through a voting trust or other arrangement satisfactory to the FCC, have a Prohibited Effect under any Communications Law (determined on the assumption that the Horizontal Rule, unless previously declared invalid by a final unappealable Judgment, is in full force and effect). Notwithstanding the foregoing, (a) if the Voting Trust is terminated prior to the expiration of the Restriction Period and the TW Securities held by the trustee thereunder are released to the Liberty Parties, then unless LMC Parent complies with its covenant pursuant to Section 4.1 to deliver such TW Securities to TW Parent for exchange for Non-Voting Exchange Preferred Stock within five business days thereafter, the Restriction Period shall be deemed to terminate upon the expiration of such five business day period, and
(b) if any Non-Voting Exchange Preferred Stock is converted into TW Parent Common Stock or into Voting Exchange Preferred Stock by the Liberty Parties, then the Restriction Period shall be deemed to terminate upon such conversion.

                 "Rights Amendment" shall mean those amendments described on Exhibit G hereto to the terms of the Rights Agreement.

                 "Specified Law", when used with respect to the Liberty Parties, shall mean (i) the Communications Laws, (ii) any United States federal law or statute and any law or statute of any state of the United States or of the District of Columbia and (iii) the rules and regulations (and interpretations thereof or determinations with respect thereto) of any agency charged with the administration of any Specified Law within the meaning of clause (ii), applicable to or binding upon a Liberty Party or to which a Liberty Party, any of its assets or any business conducted by it is subject. All references herein to Specified Law shall include as of any relevant date in question each Specified Law as then in effect (including any Specified Law or part thereof the effectiveness of which is then stayed) and as then formally proposed by the relevant Governmental Entity or promulgated with a delayed effective date.

                 "SportSouth Agreement" shall mean the Stock Purchase Agreement, dated as of September 22, 1995, between the Company and LMC Southeast Sports, Inc., and the Exhibits and Schedules thereto, a copy of which is annexed as Exhibit H hereto.

                 "Sunshine Agreement" shall mean an agreement substantially in the form of Exhibit I to be entered into by Time Warner Entertainment Company, L.P. and Liberty Sports, Inc. at or prior to the Closing.

                 A "Takeover Proposal" shall be pending if any bona fide tender or exchange offer for the TW Parent Common Stock shall have been commenced or publicly announced and not terminated or withdrawn if consummation of such offer in accordance with its terms would result in a Change in Control Event.
A tender offer will not be deemed to be bona fide that is not fully financed unless it is made or guaranteed by a person whose senior debt securities have investment grade ratings in one of the four highest investment grade categories.

                 "Transactions" shall mean the Merger, the other transactions contemplated by the Merger Agreement and the transactions contemplated by this Agreement and the Additional Agreements.

                 "Turner Letter" shall mean that certain letter dated the date hereof from R.E. Turner, III to TW Parent and LMC Parent.

                 "TW/LMC Letter Agreement" shall mean the letter dated September 22, 1995 from TW Parent to LMC Parent with respect to the negotiation, execution and delivery of the Elective Merger Agreement.

                 "TW Parent Common Stock" shall mean the common stock, par value $1.00 per share, of TW Parent as it exists on the date hereof and shall include, where appropriate, in the case of any reclassification, recapitalization or other change in the TW Parent Common Stock, or in the case of a consolidation or merger of TW Parent with or into another person affecting the TW Parent Common Stock, such capital stock or other securities to which a holder of TW Parent Common Stock shall be entitled upon the occurrence of such event.

                 "TW Securities" shall mean any and all shares of capital stock and any and all other equity securities of TW Parent of any class, series, issue or other type, whether now authorized or existing or hereafter authorized or designated or otherwise created, including the TW Parent Common Stock, the Voting Exchange Preferred Stock and the Non-Voting Exchange Preferred Stock.

                 "Voting Exchange Preferred Stock" shall mean the Series K Voting Participating Convertible Preferred Stock of TW Parent, having the terms set forth on Exhibit C hereto.

                 "Voting Trust" shall mean the Voting Trust Agreement substantially in the form of Exhibit J hereto to be entered into by the Shareholders and the Trustee named therein at the Closing, subject however to
Section 4.1.

                 SECTION 1.2 Terms Generally. The definitions of terms contained in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The words "herein", "hereof" and "hereunder" and words of similar import refer to this Agreement in its entirety and not to any part hereof unless the context shall otherwise require. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Any reference in this Agreement to a "day" or number of "days" (without the explicit qualification of "business") shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a business day, then such action or notice shall be deferred until, or may be taken or given on, the next business day.




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

                                  ARTICLE II

                     COVENANTS WITH RESPECT TO THE MERGER

                 SECTION 2.1      Agreement to Vote; Related Matters.

                 (a) Subject to the terms and conditions of this Agreement, each of the Shareholders agrees that such Shareholder shall attend, and LMC Parent shall cause the Shareholders to attend, the Shareholders Meeting and each adjournment thereof (provided in each case that the same is held prior to the Termination Date), in person or by proxy, and shall vote all the Shareholder Shares (and each class thereof) of such Shareholder that such Shareholder is entitled to vote, in favor of the approval of the Merger and each of the other transactions contemplated by the Merger Agreement and in favor of the approval of the Merger Agreement (as the same may be amended from time to time to the extent consistent with clause (i) of the following sentence). The foregoing agreement of LMC Parent and each Shareholder is subject to the satisfaction of the following conditions as of the time of the Shareholders Meeting or any adjournment thereof at which the Shareholder Approvals are sought: (i) the Merger Agreement shall be in full force and effect in the form originally executed and shall not have been amended in any respect, nor shall any right of the Company or obligation of TW Parent thereunder (including any condition to the obligation of the Company to consummate the Merger and the other transactions contemplated by the Merger Agreement) have been waived, other than (x) amendments contemplated by Section
1.01 of the Merger Agreement as in effect on the date hereof and (y) any amendments and waivers that do not change the consideration to be received in exchange for Company Capital Stock in the Merger or the exchange ratio therefor (except to increase the number of shares of TW Parent Common Stock to be issued in exchange for each share of Company Capital Stock or to provide additional consideration to all stockholders of the Company that does not affect the tax-free nature of the transaction) and that, when taken together with all other amendments and waivers, do not have a material adverse effect on the value of the consideration to be received in exchange for Company Capital Stock in the Merger; (ii) R.E. Turner, III, as a shareholder of the Company, shall have voted or shall simultaneously be voting all his shares of Company Capital Stock in favor of the approval of the Merger; (iii) if the Parent Stockholder Approvals shall have been voted upon, the Parent Stockholder Approvals shall have been obtained; (iv) no Judgment shall have been entered and be continuing that restrains or enjoins (preliminarily, temporarily or permanently) LMC Parent or any Shareholder from voting the Shareholder Shares; and (v) no Change of Control Event shall have occurred.

                 (b) While this Agreement is in effect, each Shareholder agrees that it shall not, and LMC Parent agrees to cause each Shareholder not to, (i) grant or permit any of its subsidiaries to grant any proxy or other right with respect to the voting of the Shareholder Shares of such Shareholder or (ii) transfer or permit any of its subsidiaries to transfer (including by operation of law in a merger) any of such shares to any person (other than TW Parent) unless such transferee agrees to be bound with respect to such transferred shares by this Section 2.1 to the same extent as the transferor was so bound with respect to such transferred shares and such transfer is made in compliance with all applicable requirements of the Stock Agreements (as defined in Section 3.1(a)).

                 (c) To the extent that such consent or waiver is required by the terms of any agreement (any "Relevant Agreement") to which the Company, TW Parent, Time TBS Holdings, Inc. ("Time-TBS"), Tele-Communications, Inc. ("TCI"), TCI Communications, Inc. ("TCIC") and/or any of the Shareholders is a party which relates to the ownership, voting or disposition of any shares of the capital stock of the Company of any class or series (including the Stock Agreements), each of TW Parent, Time-TBS, TCI, TCIC and each Shareholder hereby consents to the execution, delivery and performance of the Support Agreement, this Agreement, the Additional Agreements, the Merger Agreement and the Elective Merger Agreement by all parties (and intended parties) to each such agreement and waives any inconsistent provision of any Relevant Agreement and any rights or remedies which such party might otherwise have under any Relevant Agreement or by virtue thereof by reason of such execution, delivery or performance. Each of TW Parent, Time-TBS, TCI, TCIC, LMC Parent and each Shareholder confirms and agrees that the execution, delivery and performance of this Agreement, the Merger Agreement, the Additional Agreements, the Elective Merger Agreement and the Support Agreement by all parties (and intended parties) thereto do not and will not conflict with any provision of the Amended and Restated Articles of Incorporation of the Company and do not and will not result in the loss of any right, power, privilege, remedy or benefit which any holder of Class C Preferred Stock otherwise has or might have or in the reduction, qualification or other modification of any such right, power, privilege, remedy or benefit; none of them shall make, join in, endorse or recognize any claim to the contrary, and each of them shall vigorously oppose any such claim made by any other person.

                 (d) Nothing contained in this Agreement shall create any obligation on the part of LMC Parent, any Shareholder or any of LMC Parent's Affiliates or restrict LMC Parent, any Shareholder or any of LMC Parent's Affiliates in the exercise and enjoyment of full rights of ownership of shares of capital stock of the Company, except as expressly provided in this Section
2.1. Without limiting the generality of the immediately preceding sentence, if the grant or effectiveness of any consent or approval of any Governmental Entity required in connection with the consummation of the Transactions shall be conditioned upon the surrender or modification in any significant respect of any license, franchise or permit held by TCI or any of its Affiliates, the divestiture or rearrangement of the composition of any assets of TCI or any of its Affiliates, the holding of any assets of any such person in a trust or otherwise separate and apart from such person's other assets, limitations on any such person's freedom of action with respect to future acquisitions of assets or with respect to any existing or future business or activities or its enjoyment of the full rights of ownership, possession and use of any asset now owned or hereafter acquired by such person (including any requirement not to receive shares of TW Parent Common Stock or Voting Exchange Preferred Stock pursuant to the Merger Agreement, the Option Agreement, the First Refusal Agreement or otherwise), or to agree to divest of any such shares, or any requirement not to receive, or to agree to divest, shares of Voting Exchange Preferred Stock or Non-Voting Exchange Preferred Stock to be received pursuant to Section 4.1, any change in such person's ownership or in any rights of or arrangements among its equity holders or any other restrictions, limitations, requirements or conditions which are or might be burdensome or adverse to any such person (other than, in any case, the holding of TW Parent Common Stock and other TW Securities in the voting trust created by, and in accordance with the terms of, the Voting Trust, the required exchange of TW Parent Common Stock for Voting or Non-Voting Exchange Preferred Stock, as contemplated by Section 4.1, or compliance with this Agreement and the Additional Agreements), then nothing in this Agreement (including Section 2.2) shall be construed as imposing any obligation or duty on the part of TCI or any of its Affiliates to agree to, approve or otherwise be bound by or satisfy any such condition. Nothing contained in this Agreement shall require LMC Parent, any Shareholder or any of LMC Parent's other Affiliates to terminate or modify the terms of any existing pledge of any shares of capital stock of the Company held by LMC Parent, such Shareholder or Affiliate until the Closing.

                 SECTION 2.2 Reasonable Efforts. Prior to the Termination Date, TCI and LMC Parent shall, and LMC Parent shall cause each Shareholder to, and TW Parent shall, use reasonable efforts (a) to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with each other in good faith in doing, all things necessary to obtain, in the most expeditious manner practicable, all actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings with Governmental Entities, in each case as may be necessary for the consummation of the Transactions or to avoid any action or proceeding by any Governmental Entity; and (b) to defend any lawsuits or other legal proceedings, whether judicial or administrative, challenging the Merger Agreement, this Agreement, any of the Additional Agreements or the consummation of the Transactions, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed; provided, however, that nothing in this Section 2.2 shall require any such person (i) to agree to, approve or otherwise be bound by or satisfy any condition of any kind referred to in Section 2.1(d), (ii) to agree to enter into or be bound by any settlement or judgment, or (iii) subject to Section 4.1, to agree to any change to the terms of the Voting Trust (including the identity of the Trustee), this Agreement or any of the other Additional Agreements.

                 SECTION 2.3 Agreement to Abandon. Unless the Elective Merger has theretofore occurred, TW Parent shall, upon the written request of LMC Parent, terminate the Merger Agreement and abandon the Merger if:

                 (a) on the date fixed for the Closing (i) this Agreement, any Additional Agreement or the Merger Agreement or consummation of the Merger or any other Transaction shall be illegal, (ii) the consummation of the Merger or any other Transaction would result in the imposition on the Liberty Parties of damages or penalties (other than any such damages or penalties arising out of a breach of this Agreement or any Additional Agreement by LMC Parent or any of its Affiliates or for which TW Parent has agreed to indemnify LMC Parent and its Affiliates) or (iii) there shall be pending any suit, action or proceeding by any Governmental

Entity in which the relief sought would have any of the effects described in clause (i) and (ii) above or in Section 2.1(d); or

                 (b) on the date fixed for the Closing, any consent or approval of any Governmental Entity required in connection with the consummation of the Transactions shall be subject to any condition of any kind referred to in Section 2.1(d) and LMC Parent, any Shareholder or any other Affiliate of LMC Parent has (without the consent of TCI or LMC Parent) become bound to comply with such condition; or

                 (c) at or prior to the Closing, the Rights Agreement, if still in effect, (i) shall have been amended in any material respect other than as contemplated by this Agreement or (ii) shall not have been amended in accordance with the Rights Amendment; or

                 (d) on or prior to the date fixed for the Closing, a Change in Control Event shall have occurred or on the Closing Date a Takeover Proposal shall be pending; or

                 (e) on the date fixed for the Closing, the condition set forth in Section 6.03(a) of the Merger Agreement to the Company's obligations has not been satisfied (determined without regard to the Company's willingness to waive the failure of such condition); or

                 (f) any Action shall have been taken by TW Parent or any of its Controlled Affiliates after the date hereof and prior to the Closing which if taken after the Effective Time of the Merger would result in a Prohibited Effect; or

                 (g) as of the date fixed for the Closing, (i) the representations and warranties of TW Parent made herein and to be made in each Additional Agreement to which TW Parent is intended to be a party shall not be true and correct in all material respects as of such date with the same force and effect as if then made, or (ii) any signatory hereto (other than TCI, LMC Parent and the Shareholders) shall be in breach or default in any material respect of any of its obligations hereunder, or (iii) any party (other than TCI, LMC Parent or any of their respective Affiliates) to any of the Additional Agreements then in effect shall be in breach or default in any material respect of any of its obligations thereunder or any intended party (other than TCI, LMC Parent or any of their respective Affiliates) to any of the Additional Agreements shall have failed to execute and deliver to the other parties thereto any such Additional Agreement or any of the other closing deliveries contemplated by the Turner Letter or the Company Letter shall not have been made; or

                 (h) as of the date fixed for the Closing, any required approval by the stockholders of TW Parent of the issuance of the Option Consideration or of this Agreement, any of the Additional Agreements or the Transactions has not been obtained.

Notwithstanding anything in this Agreement or any other agreement to the contrary, if TW Parent notifies LMC Parent within 15 days following the date hereof that it is unwilling to execute and deliver the Option Agreement, then TW Parent shall have no obligation to do so, provided that in such event LMC Parent shall have the right to elect, within five business days of such notice, not to consummate all (but not less than all) of the transactions contemplated by this Agreement and the Additional Agreements, without any further liability on the part of any party hereunder or thereunder, and in such event TW Parent shall terminate the Merger Agreement and abandon the Merger.

                 SECTION 2.4 Closing Deliveries. At the Closing, TW Parent, LMC Parent and the Shareholders shall (and shall cause their respective Affiliates which are named as parties in the Additional Agreements to) execute and deliver to the other parties thereto each Additional Agreement to which he or it is intended to be a party or, in the case of the Program Service Agreement and any other Additional Agreement entered into prior to the Closing, deliver an officer's certificate signed by its president or a senior vice president confirming that such Additional Agreement is effective in accordance with its terms and such party is in compliance with its obligations thereunder in all material respects. Immediately following the Effective Time of the Merger, TW Parent shall deliver to LMC Parent, or to LMC Parent's designee (which shall be a wholly-owned subsidiary of LMC Parent) the Option Consideration. LMC Parent and TW Parent shall each deliver to the other at the Closing, an officer's certificate signed by its president or a senior vice president to the effect that the representations and warranties set forth in
Section 3.1 and Section 3.2, respectively, are true in all material respects on and as of the Closing Date with the same force and effect as if then made.

                 SECTION 2.5 Dissenters' Rights. None of the Shareholders shall, nor shall LMC Parent permit any Shareholder to, give notice pursuant to
Section 1321 of the Georgia BCC of such Shareholder's intent to demand payment for any shares of Company Capital Stock, or take any other action to exercise dissenters' rights under Article 13 of the Georgia BCC, if the Merger is effectuated.

                                 ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

                 SECTION 3.1 Representations and Warranties of LMC Parent and the Shareholders. Each Shareholder represents and warrants to TW Parent, as to itself, and LMC Parent represents and warrants to TW Parent as to itself and as to each Shareholder, that (assuming that the consents, waivers and agreements given and made by TW Parent and Time-TBS pursuant to Section 2.1(c) and by the Company in the Company Letter and by R.E. Turner, III in the Turner Letter are valid and effective for the intended purposes):

                 (a) Each Shareholder is as of the date hereof the record and beneficial owner of the Shareholder Shares set forth opposite the name of such Shareholder on Schedule I hereto, such Shareholder has the right to vote such Shareholder Shares in the manner provided in Section 2.1(a), and such Shareholder Shares constitute all of the shares of capital stock of the Company owned of record or beneficially by such Shareholder. The Shareholder Shares constitute all shares of capital stock of the Company beneficially owned by TCI, other than the Excluded Shares (as defined in Section 4.1). None of the Shareholder Shares owned by any Shareholder is subject to any proxy, voting trust or other agreement, arrangement or restriction with respect to the voting of such Shareholder Shares which is inconsistent with the agreement of such Shareholder pursuant to Section 2.1 hereof, other than the Stock Agreements. The "Stock Agreements" means (a) the Investors Agreement dated as of June 3, 1987, among the Company and the original holders of the Class C Preferred Stock; (b) the Shareholders' Agreement dated as of June 3, 1987, as amended by the First Amendment dated as of April 15, 1988, among the Company, R.E. Turner, III, and the original holders of the Class C Preferred Stock; (c) the Voting Agreement dated as of June 3, 1987, among certain holders of Class C Preferred Stock and (d) the Agreement dated as of June 3, 1987 among TW Parent, certain of the Shareholders and certain other holders of Class C Preferred Stock affiliated with TW Parent and/or LMC Parent. To the knowledge of TCI and LMC Parent, none of TCI, LMC Parent or any of their respective Affiliates are party to any agreement with the Company, any of the Company's Affiliates, TW Parent or any of TW Parent's Affiliates that would require the consent, waiver or approval of or by TCI, LMC Parent or any of their respective Affiliates of the Merger or for the consummation of any of the Transactions, or the execution, delivery or performance of the Merger Agreement, this Agreement or the Additional Agreements, other than the Stock Agreements.

                 (b) LMC Parent and the Shareholders each have the requisite corporate power and authority to enter into this Agreement and each of the Additional Agreements to which it is contemplated to be a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each of such Additional Agreements by LMC Parent and the Shareholders and the consummation by them of the Transactions have been duly authorized by all necessary corporate action. This Agreement has been, and when delivered at or prior to the Closing of the Merger each of such Additional Agreements will have been, duly executed and delivered by LMC Parent, the Shareholders and the applicable Affiliates of LMC Parent named as parties thereto (each, an "Applicable LMC Affiliate") and constitutes, or in the case of such Additional Agreements will as of the Closing constitute, a valid and binding obligation of each such party, enforceable against each such party in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies). The execution and delivery of this Agreement and each of the Additional Agreements to which it is contemplated to be a party by LMC Parent and each Applicable LMC Affiliate do not, and the performance by them of their respective obligations hereunder and thereunder and the consummation of the Transactions will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of LMC Parent or any Applicable LMC Affiliate under, (i) the Certificate of Incorporation or By-laws of LMC Parent or the comparable organizational documents of any

Applicable LMC Affiliate, (ii) any Contract to which LMC Parent or any Applicable LMC Affiliate is a party or by which any of them or their respective properties or assets are bound, or (iii) subject to the governmental filings and other matters referred to in Sections 3.01(d) and 3.02(d) of the Merger Agreement and in the following sentence, any Requirement of Law applicable to LMC Parent or any Applicable LMC Affiliate or their respective properties or assets, other than the Horizontal Rule as to which no representation is being made, and other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) prevent LMC Parent or any Applicable LMC Affiliate from performing its obligations under this Agreement or any applicable Additional Agreement in any material respect or (y) prevent or delay in any material respect the consummation of any of the Transactions. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to LMC Parent or any Applicable LMC Affiliate in connection with the execution and delivery of this Agreement or any applicable Additional Agreement by them or the consummation by them of the Transactions, except for (i) filings under the HSR Act, (ii) such filings with, and orders of, the FCC as may be required under the Communications Laws in connection with the Transactions and (iii) such other consents, approvals, orders, authorizations, registrations, declarations and filings which, if not obtained or made, would not prevent or delay in any material respect the consummation of any of the Transactions or prevent LMC Parent or any Applicable LMC Affiliate from performing its obligations under this Agreement or any applicable Additional Agreement in any material respect.

                 (c) Except as disclosed on Schedule 3.1, as of the date of this Agreement, there is no suit, action or proceeding (including any proceeding by or before the FCC) pending or, to the knowledge of LMC Parent and TCI, threatened against or affecting LMC Parent or any of its Affiliates (and LMC Parent and TCI are not aware of any basis for any such suit, action or proceeding) that, individually or in the aggregate, could reasonably be expected to (i) prevent LMC Parent or any Applicable LMC Affiliate from performing its obligations under this Agreement or any applicable Additional Agreement in any material respect or (ii) prevent or delay in any material respect the consummation of the Merger or any of the other Transactions. As of the date of this Agreement, and other than the Horizontal Rule, neither LMC Parent nor any Applicable LMC Affiliate is aware of any current or formally proposed Communications Law that would prevent any Shareholder from receiving, or would require any Shareholder to divest all or any part of, the TW Parent Common Stock issuable to such Shareholder in connection with the Merger (assuming no exchange of such TW Parent Common Stock pursuant to Section 4.1).

                 (d) No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of LMC Parent or any Shareholder.

                 SECTION 3.2 Representations and Warranties of TW Parent. TW Parent represents and warrants to LMC Parent and each Shareholder that (assuming that the consents, waivers and agreements given and made by TCI, LMC Parent and the Shareholders pursuant to Section 2.1(c) and by the Company in the Company Letter and by R.E. Turner, III in the Turner Letter are valid and effective for the intended purposes):

                 (a) TW Parent has delivered to LMC Parent complete and correct copies of its Restated Certificate of Incorporation, By-laws and the Rights Agreement and of the certificates of incorporation and by-laws or comparable organizational documents of the Material Parent Subsidiaries, in each case as amended to the date of this Agreement. As of the date hereof, no amendments to the Rights Agreement have been authorized, approved or adopted and there is no commitment, arrangement or understanding by TW Parent to effect any amendment other than the Rights Amendment. All shares of Voting Exchange Preferred Stock and Non-Voting Exchange Preferred Stock which may be issued pursuant to Sections 4.1 or 4.2 of this Agreement or pursuant to the Option Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

                 (b) TW Parent has all requisite corporate power and authority to enter into this Agreement and each of the Additional Agreements to which it is contemplated to be a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each such Additional Agreement by TW Parent and the consummation by it of the Transactions have been duly authorized by all necessary corporate action subject to the Parent Stockholder Approvals. This Agreement has been, and when delivered at or prior to the Closing each of such Additional Agreements will have been, duly executed and delivered by TW Parent and the applicable Affiliates of TW Parent named as parties thereto (if any) (each, an "Applicable TW Affiliate") and constitutes, or in the case of such Additional Agreements will as of the Closing of the Merger constitute, a valid and binding obligation of each such party, enforceable against each such party in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies). Except as otherwise set forth in the Merger Agreement or in the Parent Disclosure Letter, the execution and delivery of this Agreement and each of the Additional Agreements to which it is contemplated to be a party by TW Parent and each Applicable TW Affiliate and the consummation by them of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of TW Parent or any Parent Subsidiary under, (i) the Restated Certificate of Incorporation or By-laws of TW Parent or the comparable organizational documents of any Parent Subsidiary, (ii) any Contract to which TW Parent or any Parent Subsidiary is a party or by which any of them or their respective properties or assets are bound, other than the Stock Agreements as to which no representation is being made or (iii) subject to the governmental filings and other matters referred to in Sections 3.01(d) and 3.02(d) of the Merger Agreement and in the following sentence, any Requirement of Law applicable to TW Parent or any Parent Subsidiary or their respective properties or assets, other than the Horizontal Rule as to which no representation is being made, and other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) have a Parent Material Adverse Effect, (y) prevent TW Parent or any Applicable TW Affiliate from performing its obligations under this Agreement or any applicable Additional Agreement in any material respect or (z) prevent or delay in any material respect the consummation of any of the Transactions. Except as otherwise set forth in the Merger Agreement or in the Parent Disclosure Letter, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to TW Parent or any Applicable TW Affiliate in connection with the execution and delivery of this Agreement or any applicable Additional Agreement by TW Parent or any Applicable TW Affiliate or the consummation by TW Parent or any Applicable TW Affiliate, as the case may be, of any of the Transactions, except for (i) filings under the HSR Act, (ii) such filings with, and orders of, the FCC as may be required under the Communications Laws in connection with the Transactions, (iii) approvals of cable franchising authorities and (iv) such other consents, approvals, orders, authorizations, registrations, declarations and filings which, if not obtained or made, would not prevent or delay in any material respect the consummation of any of the Transactions or otherwise prevent TW Parent or any Applicable TW Affiliate from performing its obligations under this Agreement or any applicable Additional Agreement in any material respect or have, individually or in the aggregate, a Parent Material Adverse Effect. To the knowledge of TW Parent, none of TW Parent or any of its Affiliates are party to any agreement with the Company, any of the Company's Affiliates, TCI or any of TCI's Affiliates that would require the consent, waiver or approval of or by TW Parent or any of its Affiliates of the Merger or for the consummation of any of the Transactions, or the execution, delivery or performance of the Merger Agreement, this Agreement or the Additional Agreements, other than the Stock Agreements.

                 (c) Except as disclosed in the Parent Disclosure Letter, as of the date of this Agreement, there is no suit, action or proceeding (including any proceeding by or before the FCC) pending or, to the knowledge of TW Parent, threatened against or affecting TW Parent or any its Affiliates (and TW Parent is not aware of any basis for any such suit, action or proceeding) that, individually or in the aggregate, could reasonably be expected to (i) prevent TW Parent or any Applicable TW Affiliate from performing its obligations under this Agreement or any applicable Additional Agreement in any material respect, or (ii) prevent or delay in any material respect the consummation of the Merger or any of the other Transactions.

                 (d) As of the date of this Agreement, and other than the Horizontal Rule, TW Parent is not aware of any current or formally proposed Communications Law that would prevent any Shareholder from receiving, or would require any Shareholder to divest all or any part of, the TW Parent Common Stock issuable to such Shareholder in connection with the Merger (assuming no exchange of such TW Parent Common Stock pursuant to Section 4.1).

                 (e) No broker, investment banker, financial advisor or other person, other than Morgan Stanley & Co Incorporated, the fees and expenses of which will be paid by TW Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of TW Parent.


                                  ARTICLE IV

                        CERTAIN POST-CLOSING COVENANTS

                 SECTION 4.1 Voting Trust; Share Exchange. Immediately following the Effective Time of the Merger or the Elective Merger (and subject to the third sentence of this Section), each Shareholder shall cause all of its Covered TW Securities that consist of shares of TW Parent Common Stock to be delivered to TW Parent for exchange into, and TW Parent shall issue in exchange therefor, shares of Voting Exchange Preferred Stock. Each Shareholder shall deposit the shares of Voting Exchanged Preferred Stock received for such Covered TW Securities with the Trustee under the Voting Trust and take such other action as may be required of it pursuant to the Voting Trust. Notwithstanding the foregoing, if the FCC conditions its required consent or approval in connection with the Merger upon any changes to the terms of the Voting Trust or the identity of the Trustee thereunder, or does not accept that the Voting Trust, without such changes, would be sufficient to preclude the Liberty Parties from having an attributable interest in the assets and businesses of TW Parent, and LMC Parent is unwilling to agree to such changes, then at the request of either TW Parent or LMC Parent, in lieu of entering into the Voting Trust, each Shareholder will cause to be delivered to TW Parent all such Covered TW Securities for exchange into, and TW Parent shall issue in exchange therefor, shares of Non-Voting Exchange Preferred Stock. The rate of any exchange pursuant to the foregoing provisions of this Section 4.1 shall be 1,000 shares of TW Parent Common Stock for each whole share of Voting Exchange Preferred Stock or Non-Voting Exchange Preferred Stock (and fractional shares of Voting or Non-Voting Exchange Preferred Stock, as the case may be, will be issued to each Shareholder for the balance of its shares of TW Parent Common Stock). An exchange for Voting Exchange Preferred Stock or Non-Voting Exchange Preferred Stock shall be effected through a direction from each Shareholder to the Exchange Agent to register all of the shares of TW Common Stock issuable to such Shareholder in the Merger in the name of, and to deliver the appropriate certificates to, TW Parent and, upon receipt by TW Parent of such certificates, the issuance and delivery by TW Parent to each Shareholder of the appropriate number of shares of Voting Exchange Preferred Stock or Non-Voting Exchange Preferred Stock, as the case may be. All shares of Voting Exchange Preferred Stock and Non-Voting Exchange Preferred Stock delivered to the Liberty Parties shall be duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. If any shares of Voting Exchange Preferred Stock are deposited under the Voting Trust, then until the Voting Trust shall have terminated in accordance with its terms (and irrespective of the termination of any other provision of this Agreement), all voting securities of TW Parent from time to time owned beneficially or of record by LMC Parent or any of its Controlled Affiliates shall be deposited with the Trustee under the Voting Trust and, for so long as LMC Parent is a Controlled Affiliate of TCI, all voting securities of TW Parent owned beneficially or of record by TCI or any of its Controlled Affiliates, other than the shares (the "Excluded Shares") described in the letter from Baker & Botts, L.L.P., counsel to TCI, to Peter Haje, Esq., General Counsel of TW Parent, dated the date hereof, shall be deposited with the Trustee unless TCI has made alternative arrangements for the voting of such shares that are satisfactory to the FCC. If the Voting Trust is terminated prior to the expiration of the Restriction Period, LMC Parent shall as promptly as practicable notify TW Parent of such termination in writing and shall cause to be delivered to TW Parent all TW Parent Common Stock and Voting Exchange Preferred Stock distributed to the Liberty Parties from the trust, for exchange for Non-Voting Exchange Preferred Stock. For so long prior to the expiration of the Restriction Period as the Liberty Parties hold any Non-Voting Exchange Preferred Stock, then until the expiration of the Restriction Period all of the TW Parent Common Stock and Voting Exchange Preferred Stock from time to time owned beneficially or of record by LMC Parent or any of its Controlled Affiliates shall be delivered to TW Parent for exchange for Non-Voting Exchange Preferred Stock and for so long as LMC Parent is a Controlled Affiliate of TCI all TW Parent Common Stock and Voting Exchange Preferred Stock owned beneficially or of record by TCI or any of its Controlled Affiliates (other than any Excluded Shares) shall also be delivered to TW Parent for exchange for Non-Voting Exchange Preferred Stock. TW Parent shall issue, in exchange for the TW Parent Common Stock delivered to it pursuant to the two immediately preceding sentences, a number of shares of Non-Voting Exchange Preferred Stock equal to (i) the number of shares of TW Parent Common Stock so delivered divided by (ii) the Formula Number then in effect pursuant to the terms of the Non-Voting Exchange Preferred Stock, and, in exchange for each share of Voting Exchange Preferred Stock delivered to it at any time pursuant to the two immediately preceding sentences, one share of Non-Voting Exchanged Preferred Stock.

                 SECTION 4.2      No Redemption.

                 The Voting Exchange Preferred Stock and the Non-Voting Exchange Preferred Stock shall not be redeemable at the option of TW Parent, including pursuant to Section 5 of Article IV of its Restated Certificate of Incorporation, as amended, as in effect on the date hereof (or any equivalent provision in any further amendment to or restatement of TW Parent's Restated Certificate of Incorporation) ("TW Article IV"). TW Parent further agrees that it shall not exercise any right pursuant to TW Article IV to require the redemption from any Liberty Party of any of its shares of TW Common Stock unless it has first given at least 10 business days prior written notice of such redemption to each Liberty Party (which notice shall state that TW Parent intends to effect the redemption of shares of TW Common Stock by such Liberty Party, the number of shares to be redeemed and the proposed redemption date (in addition to any other information required by TW Article IV)), and each Liberty Party shall have the right at any time prior to the redemption date to exchange the shares to be redeemed for a number of shares of Voting Exchange Preferred Stock that are convertible into the same number of shares of TW Parent Common Stock so called for redemption.

SECTION 4.3      Certain Post-Closing Compensation Obligations.

                 (a) If, after the Effective Time of the Merger and during the Restriction Period,

                          (i) any Action shall be taken by TW Parent or any of its Controlled Affiliates (including, after the Effective Time, the Company and its Controlled Affiliates) which has a Prohibited Effect under any Specified Law then in effect (including any Specified Law the effectiveness of which has been stayed if such stay is subsequently lifted) or then formally proposed or promulgated with a delayed effective date if such Specified Law becomes effective thereafter, and

                          (ii) such Prohibited Effect did not exist prior to the taking of such Action and did not result from any breach of this Agreement by LMC Parent or any Applicable LMC Affiliate or any breach by them of the Voting Trust, then, in any such case, the provisions of this Section 4.3 shall apply.

                 (b) As promptly as practicable after obtaining actual knowledge that TW Parent intends to take an Action and that such Action will likely result in a Prohibited Effect, LMC Parent shall notify TW Parent thereof. If such notice is received by TW Parent prior to the taking of the referenced Action, then either TW Parent and its Controlled Affiliates shall not take such Action or if the Action is taken and a Prohibited Effect described in Section 4.3(a) occurs, TW Parent shall be obligated to compensate the Liberty Parties pursuant to this Section 4.3.

                 (c) As promptly as practicable after obtaining actual knowledge that a Prohibited Effect has occurred or will likely occur (other than a Prohibited Effect with respect to which notice has been given under
Section 4.3(b)), LMC Parent shall notify TW Parent thereof. Following the giving of such notice, LMC Parent shall at TW Parent's request consult with TW Parent as to such Prohibited Effect and its causes and discuss in good faith the actions that either party might take to avoid or cure such Prohibited Effect. If LMC Parent and TW Parent agree that certain actions can be taken by TW Parent and its Controlled Affiliates to cure or avoid the Prohibited Effect, then TW Parent and its Controlled Affiliates shall either take such actions or become obligated to compensate the Liberty Parties pursuant to this Section 4.3 if a Prohibited Effect described in Section 4.3(a) occurs; provided, however, that if LMC Parent and TW Parent also agree that certain actions could be taken by LMC Parent and its Controlled Affiliates to eliminate the Prohibited Effect which would be substantially less burdensome to LMC Parent and its Controlled Affiliates than the actions that TW Parent and its Controlled Affiliates would be required to take in order to cure the Prohibited Effect would be to TW Parent and its Controlled Affiliates and the costs to effect such actions would be substantially less than the cost to compensate the Liberty Parties pursuant to this Section 4.3, then subject to the following sentence the Liberty Parties shall, at TW Parent's expense, use reasonable efforts to take such actions. Notwithstanding the foregoing, unless such Liberty Party otherwise agrees, no Liberty Party shall be required to dispose of any of its TW Securities (other than by way of exchange of TW Securities held pursuant to the Voting Trust for Non-Voting Exchange Preferred Stock), to dispose of any assets or discontinue any business or investments that LMC Parent determines in good faith are material to the Liberty Parties or their respective strategic objectives, or to agree to any restrictions or limitations that LMC Parent deems significant on the future operation of its business.

                 (d) If the Prohibited Effect cannot be cured or avoided, or for any reason (including the failure of the parties to agree upon any course of action or alternative courses of action that would cure or avoid the Prohibited Effect or the relative burdens thereof) has not been cured or avoided (x) within 60 days after notice has been given to TW Parent pursuant to this Section 4.3 (unless prior to the expiration of such 60-day period, TW Parent or the Liberty Parties, as agreed by TW Parent and LMC Parent, have commenced an agreed upon course of action to cure such Prohibited Effect and such cure is effected within an agreed period of time thereafter), or (y) if earlier, by such date as any Liberty Party would be required by any Governmental Entity or pursuant to any Judgment against it or its properties to divest of any TW Securities or suffer any consequences of the kind enumerated in clauses (b) through (d) of the definition of Prohibited Effect, then in any such event TW Parent shall be obligated to compensate the Liberty Parties pursuant to this Section 4.3.

                 (e) If TW Parent becomes obligated to compensate the Liberty Parties pursuant to this Section 4.3, then TW Parent shall be required to (i) compensate any Liberty Party that disposes of Covered TW Securities to the extent required by or to the extent necessary to avoid the applicable Prohibited Effect and (ii) if the aggregate number of Covered TW Securities disposed of by the Liberty Parties pursuant to clause (i) above equals or exceeds (on an as converted basis, if applicable) 5% of the number of Covered TW Securities of all Shareholders immediately after the Effective Time of the Merger or the Elective Merger (including the Option Consideration) (as such number shall be appropriately adjusted from time to time to take into account the occurrence of any stock dividends, splits, reverse splits, combinations and the like), then, at the option of LMC Parent (exercised by notice in writing to TW Parent within 60 days of the first disposition pursuant to clause (i) above), compensate all Liberty Parties for the disposition of all the Covered TW Securities if all TW Securities of all Liberty Parties are disposed of within 12 months of such notice. If TW Parent becomes obligated to compensate any Liberty Party pursuant to this Section 4.3, then such Liberty Party, if it desires to assert a claim for compensation hereunder, shall provide to TW Parent a statement, certified by independent public accountants of national standing, setting forth the estimated Blended Rate for the taxable year in which the disposition occurred and the estimated Adjustment Amount owed to such Liberty Party with respect to its TW Securities so disposed of. Within 30 days after delivery of such statement, TW Parent shall pay to such Liberty Party the estimated Adjustment Amount by wire transfer of immediately available funds to such account and in accordance with such instructions as such Liberty Party shall have previously advised TW Parent in writing. Within 30 days after the end of the taxable year in which the disposition of TW Securities by such Liberty Party occurred, such Liberty Party shall provide to TW Parent a statement, certified by independent public accountants of national standing, setting forth the actual Blended Rate for such taxable year and the actual Adjustment Amount owed to such Liberty Party. Within five days after delivery of such statement, (i) TW Parent shall pay to Liberty Party an amount equal to the amount by which the Adjustment Amount exceeds the estimated Adjustment Amount, or (ii) such Liberty Party shall pay to TW Parent an amount equal to the amount by which the estimated Adjustment Amount exceeds the Adjustment Amount. Any such payment shall be made by wire transfer of immediately available funds to such account and in accordance with such instructions as such payee shall have previously advised such payor in writing.

                 (f) LMC Parent shall upon request from time to time advise TW Parent of the identity of each Liberty Party.

                 (g) LMC Parent shall promptly notify TW Parent in writing of (i) any acquisition of "Beneficial Ownership" of "Common Shares" by any of its "Affiliates" or Associates", and (ii) any "Person" who has "Beneficial Ownership" of any "Common Shares" becoming its "Affiliate" or "Associate", in each case promptly following LMC Parent's obtaining actual knowledge of such occurrence. Terms used in this Section 4.3(g) in quotation marks have the meanings given such terms in the Rights Agreement, as amended by the Rights Amendment and as the same may be further amended to the actual knowledge of LMC Parent from time to time.

                                  ARTICLE V

                                MISCELLANEOUS

                 SECTION 5.1 Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

                 SECTION 5.2 Specific Performance. Each of LMC Parent and the Shareholders, on the one hand, and TW Parent, on the other hand, agrees that the other parties would be irreparably damaged if for any reason such party fails to perform any of such party's obligations under this Agreement, and that the other parties would not have an adequate remedy at law for money damages in such event. Accordingly, any of the other parties shall be entitled to seek specific performance and injunctive and other equitable relief to enforce the performance of this Agreement by such party. This provision is without prejudice to any other rights the parties may have against each other for any failure to perform their respective obligations under this Agreement.

                 SECTION 5.3 Amendments; Termination. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto. The representations, warranties, covenants and agreements set forth herein shall terminate, except with respect to liability for prior breaches thereof, upon the first to occur of (x) December 31, 1996, if the Effective Time of the Merger has not occurred on or prior to such date unless the Elective Merger has theretofore been consummated, (y) the termination of the Merger Agreement in accordance with its terms or the abandonment thereof by TW Parent if required pursuant to Section
2.3 hereof unless the Elective Merger has theretofore been consummated and (z) LMC Parent having timely made the election not to consummate the Transactions pursuant to Section 2.3 (the "Termination Date"). The representations, warranties, covenants and agreements set forth herein (other than in Article
II) shall survive the Effective Time of the Merger (and, if applicable, the Elective Merger).

                 SECTION 5.4 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that a party may not assign, delegate or otherwise transfer any of such party's rights or obligations under this Agreement without the consent of the other parties hereto and any purported assignment, delegation or transfer without such consent shall be null and void. Each Liberty Party from time to time, provided that it is a Liberty Party as of the relevant time, shall be an intended third party beneficiary of the covenants of TW Parent contained in
Article IV.

                 SECTION 5.5 Entire Agreement. This Agreement (including Exhibits and Schedules), the TW/LMC Letter Agreement and the Elective Merger Agreement contemplated thereby, together with the Stock Agreements, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

                 SECTION 5.6 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given (i) on the first business day following the date received, if delivered personally or by telecopy (with telephonic confirmation of receipt by the addressee), (ii) on the business day following timely deposit with an overnight courier service, if sent by overnight courier specifying next day delivery and (iii) on the first business day that is at least five days following deposit in the mails, if sent by first class mail, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                 If to TW Parent, to it at:

                          75 Rockefeller Plaza
                          New York, New York  10019
                          Facsimile:  (212) 956-7281

                          Attention:  General Counsel

                          with a copy (which shall not constitute notice) to:

                                  Cravath, Swaine & Moore
                                  Worldwide Plaza
                                  825 Eighth Avenue
                                  New York, NY  10019

                                  Facsimile:  (212) 474-3700

                                  Attention:  Peter S. Wilson, Esq.

                 If to LMC Parent or any Shareholder, to it at:

                          8101 East Prentice Avenue
                          Suite 500
                          Englewood, Colorado  80111
                          Facsimile:  (303) 721-5415
                          Attention:  President

                          with a copy (which shall not constitute notice) to each of:

                                  Stephen M. Brett, Esq.
                                  General Counsel
                                  Tele-Communications, Inc.
                                  Terrace Tower II
                                  5619 DTC Parkway
                                  Englewood, Colorado 80111-3000
                                  Facsimile: (303) 488-3245

                                  Baker & Botts, L.L.P.
                                  885 Third Avenue
                                  New York, New York  10022
                                  Facsimile:  (212) 705-5125

                                  Attention:  Elizabeth M. Markowski, Esq.


                 SECTION 5.7 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware.

                 SECTION 5.8 Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties.

                 SECTION 5.9 Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                 SECTION 5.10 Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein. The parties shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provision with a valid provision the effects of which come as close as possible to those of such invalid, illegal or unenforceable provisions.

                 SECTION 5.11 Attorney's Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements, in addition to any other relief to which such party may be entitled.

                          IN WITNESS WHEREOF, TW Parent, LMC Parent and the
Shareholders have caused this Agreement to be duly executed as of the day and year first above written.

                                                                           TIME WARNER INC.

                                                                           By:
                                                                              ----------------------------------------------------
                                                                           Name:
                                                                           Title:

                 With respect to                                           LIBERTY MEDIA CORPORATION
                 Sections 2.1(c), 2.2, 3.1(c) and 4.1 only:

                 TELE-COMMUNICATIONS, INC.                                 By:
                                                                              ----------------------------------------------------
                                                                           Name:
                                                                           Title:
                 By:
                    -----------------------------------------------------
                 Name:
                 Title:

                 With respect to                                           SUBSIDIARIES OF LMC PARENT:
                 Section 2.1(c) only:
                                                                           TCI TURNER PREFERRED, INC.
                 TCI COMMUNICATIONS, INC.

                 By:                                                       By:
                    -----------------------------------------------------     ------------------------------------
                 Name:                                                     Name:
                 Title:                                                    Title:


                 TIME TBS HOLDINGS, INC.                                   COMMUNICATIONS CAPITAL CORP.

                 By:
                    -----------------------------------------------------
                 Name:                                                     By:
                 Title:                                                       ----------------------------------------------------
                                                                           Name:
                                                                           Title:


                                                                           UNITED CABLE TURNER INVESTMENT INC.


                                                                           By:
                                                                              ----------------------------------------------------
                                                                           Name:
                                                                           Title: